Exhibit 99.1

Annaly Capital Management Submits Comment Letter on SEC Concept Release

NEW YORK--(BUSINESS WIRE)--November 7, 2011--Annaly Capital Management, Inc. (NYSE: NLY) announced today that it had submitted Annaly’s comment letter to the Securities & Exchange Commission regarding the SEC’s Concept Release reviewing interpretive issues related to the Section 3(c)(5)(C) exemption to the Investment Company Act of 1940

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly commented on the submission: “On behalf of the shareholders, board of directors and employees of Annaly and of Chimera Investment Corporation and CreXus Investment Corp., the two REITs that are externally managed by our subsidiary, FIDAC, I am pleased to share with the SEC our comments on their Concept Release. Mortgage REITs have flourished as operating companies and are an established, accepted and desirable investment asset class for a wide range of individual and institutional investors. Mortgage REITs have also become a critically important source of capital formation in the residential and commercial real estate markets. We have only gotten to this point because we complied with all relevant laws, regulations and guidelines, including the guidance provided by the SEC, and by delivering compelling investment returns to our shareholders. We have never had any uncertainty about the interpretation and application of the Section 3(c)(5)(C) exemption, or any question or doubt about being exempt from the Investment Company Act. Importantly, we firmly believe that the SEC will conclude that Section 3(c)(5)(C) was intended to exempt companies such as mortgage REITs from the Investment Company Act.”

The comment letter will be available on Annaly’s website (www.annaly.com) and the SEC’s website (www.sec.gov).

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain an exemption from registration under the Investment Company Act of 1940, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com